As filed with the Securities and Exchange Commission on May 11, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BASIN WATER, INC.

(Exact name of registrant as specified in its charter)

Delaware	4941	20-4736881
(State or other jurisdiction of Incorporation of organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8731 Prestige Court

Rancho Cucamonga, CA 91730

(909) 481-6800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas C. Tekulve

Chief Financial Officer

Basin Water, Inc.

8731 Prestige Court

Rancho Cucamonga, CA 91730

(909) 481-6800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Faye H. Russell, Esq. Divakar Gupta, Esq. Latham & Watkins LLP 12636 High Bluff Drive, Suite 400 San Diego, CA 92130-2071 (858) 523-5400	Keith R. Solar, Esq. Alhadeff & Solar, LLP 707 Broadway, Suite 800 San Diego, CA 92101 (619) 239-8700	Brian M. Katz, Esq. Pepper Hamilton LLP 3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, PA 19103-2799 (215) 981-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-131794

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	1,150,000	(2)	$12.00	$13,800,000	$1,477

(1)	Public offering price.
(2)	Includes shares issuable upon exercise of the underwriters’ over-allotment option.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, opinion of counsel and the accountants’ consent. Pursuant to Rule 462(b), the contents of our registration statement on Form S-1 (File No. 333-131794), including the exhibits thereto (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional 1,150,000 shares of our common stock for sale in the offering related to the Initial Registration Statement (an additional $13,800,000 aggregate offering price of our common stock). 150,000 shares of such additional common stock will be sold by us in the event the over-allotment option granted to the underwriters is exercised in full.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga, California on the 11th day of May 2006.

BASIN WATER, INC.

By:	/s/ PETER L. JENSEN
Peter L. Jensen President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the 11th day of May 2006.

Signature	Title

/s/ PETER L. JENSEN Peter L. Jensen	President and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas C. Tekulve Thomas C. Tekulve	Chief Financial Officer, Chief Administrative Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)

* Russell C. Ball	Director

* Victor J. Fryling	Director

* Scott A. Katzmann	Director

* Keith R. Solar	Director

* William D. Watt	Director

*By:	/s/ PETER L. JENSEN
Peter L. Jensen Attorney-in-Fact

EXHIBIT INDEX

Exhibit
5.1	Opinion of Latham & Watkins LLP with respect to the legality of the shares being registered

23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (previously filed in the registrant’s Registration Statement on Form S-1 (No. 333-131794) and incorporated herein by reference).